Exhibit 10.94


                               SERVICES AGREEMENT


     This Agreement made this 15th day of November, 2002, by and between DEFENSE SOLUTIONS, LLC, with its office located at 1725 I Street, NW, Suite 300, Washington, DC 20006 and GOVERNMENT INTERNET SYSTEMS, INC ("GIS"), a Nevada Corporation, with offices at 6336 Wilshire Boulevard, Los Angeles, California.

                               W I T N E S S E T H

     WHEREAS,  GIS is a  provider  of web  based  emergency  response  including
ResponseFlash software products that facilitate the real-time movement of information from any web-aware device to any other web-aware device, before, during and after an emergency, and;

     WHEREAS, GIS desires to become the leading global provider of web based emergency response management systems for United States, international business and governmental entities, and;

     WHEREAS, GIS desires DEFENSE SOLUTIONS, LLC to aid and assist in the expansion of GIS's business activity with US federal, state, and local government departments and agencies, and DEFENSE SOLUTIONS, LLC is willing to meet such desire.

     NOW THEREFORE, in consideration of the mutual covenants contained herein, and other valuable consideration, the parties hereto agree as follows:

1.   GENERAL REPRESENTATION AND RETAINER

     (a) GIS hereby retains DEFENSE SOLUTIONS, LLC to assist in the marketing of its web based emergency response management products and services to US federal, state, and local governments.

     (b) GIS hereby agrees to compensate DEFENSE SOLUTIONS, LLC for its best efforts as provided in Attachment A.

     (c) GIS agrees to reimburse DEFENSE SOLUTIONS, LLC for reasonable expenses necessarily incurred under this Agreement as provided in Attachment A.

2.   DUTIES AND REPRESENTATIONS

     (a) GIS hereby agrees to furnish DEFENSE SOLUTIONS, LLC sales promotional aids, such as price and data books, sales plans, advertising suggestions, circulars, printed commercial and technical information, and other pertinent material that GIS may have available from time to time in connection with the services covered by this agreement. GIS will cooperate generally with DEFENSE SOLUTIONS, LLC to enable it, acting with proper facilities and efforts on its own part, to carry out its obligations under this Agreement.

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     (b)  GIS hereby  warrants  that it will  comply  with all federal and state laws concerning the reporting of actions under this contract as may be required by the Federal Acquisition Regulations of Federal law, and further represents that it understands that not all actions to be taken by DEFENSE SOLUTIONS, LLC may be charged as allowable costs in connection with U.S. Government contracts. While DEFENSE SOLUTIONS, LLC shall use its reasonable efforts to advise GIS of those costs incurred which DEFENSE SOLUTIONS, LLC believes to be unallowable, GIS further understands that DEFENSE SOLUTIONS, LLC takes no responsibility for GIS allocation of the costs of DEFENSE SOLUTIONS, LLC's services as allowable or non-allowable. In no event shall DEFENSE SOLUTIONS, LLC be liable for any damages arising from or related to GIS's misallocation of such costs.

     (c) In the event that the activities and services undertaken by DEFENSE SOLUTIONS, LLC hereunder constitute "lobbying" as that term is generally defined in the Lobbying Disclosure Act of 1995, 2 USC ss.1602, as amended, DEFENSE SOLUTIONS, LLC will register as a lobbyist for GIS and provide GIS Inc. copies of all reporting forms pertaining to activities on behalf of GIS filed pursuant to that law.

     (d) GIS understands that it is prohibited from charging directly or indirectly, costs associated with lobbying activities to its contracts with the United States Government. Unallowable costs associated with lobbying activities are defined at Federal Acquisition Regulations (FAR) 31.205-22, effective as of the date of this Agreement. DEFENSE SOLUTIONS, LLC agrees that in the event that lobbying activity is one of DEFENSE SOLUTIONS, LLC's responsibilities, a detailed accounting of time expended, individual agency/congressional employees contacted, and GIS programs discussed will be provided to GIS for allocation of such costs to unallowable cost pools.

     (e) GIS and DEFENSE SOLUTIONS, LLC shall comply with and do all things necessary to comply with United States laws and regulations and express policies of the U.S. Government including, but not limited to, the requirements of the Foreign Corrupt Practices Act, 15 USC ss.78dd-l, et seq.; the Federal Acquisition Regulations, 48 CFR ss.1.101, et seq.; the International Traffic in Arms law as implemented by 22 CFR Parts 120 through 130 and other applicable regulations; the Byrd Amendment, 31 USC ss.1352, and applicable regulations; and the Department of Defense Joint Ethics Regulation (DoD 5500.7-R). No part of any compensation or fee paid will be used directly or indirectly to make any kickbacks to any person or entity, or to make payments, gratuities, emoluments or to confer any other benefit to an official of any government or any political party. DEFENSE SOLUTIONS, LLC shall not seek, nor relay to GIS any classified, proprietary or source selection information not generally available to the public.

     (f) DEFENSE SOLUTIONS, LLC shall maintain appropriate records pertaining to the services performed under this Agreement. Said records shall be subject to examination and audit by GIS and the U.S. Government until notified by GIS in writing that the records no longer need to be maintained.

     (g) DEFENSE SOLUTIONS, LLC warrants and represents that no fee or other compensation received under this Agreement shall be used or spent by DEFENSE SOLUTIONS, LLC in violation of the laws of the U.S. or any other country in which DEFENSE SOLUTIONS, LLC performs services under this Agreement.

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3.   SERVICES

     DEFENSE SOLUTIONS, LLC shall put forth its best efforts to assist GIS in obtaining appropriate contracts from US federal, state, and local government departments and agencies and other organizations, as appropriate. Specifically, DEFENSE SOLUTIONS, LLC shall provide GIS with the services set forth in Attachment A on a best-efforts basis during the term of this Agreement.

4.   CONFIDENTIALITY

     (a) DEFENSE SOLUTIONS, LLC shall not disclose, publish or authorize others to disclose or publish any confidential information (including existing and prospective customer lists) disclosed to DEFENSE SOLUTIONS, LLC by GIS without the prior written consent of GIS during the term of this Agreement and for a period of two (2) years after the termination of this Agreement. Upon the expiration or sooner termination of this Agreement, DEFENSE SOLUTIONS, LLC agrees to return to GIS, Inc. all drawings, specifications, data and other material obtained by DEFENSE SOLUTIONS, LLC from GIS in connection with the performance of this Agreement.

     (b)  DEFENSE   SOLUTIONS,   LLC  shall  comply  with  the   non-competition
requirements, if any, set forth in Attachment A.

5.   TERM/TERMINATION

     (a) This Agreement shall be deemed to have commenced on the date first above written.

     (b) This Agreement shall remain in full force and effect for a period of twenty-four (24) months commencing on the date first above written, and thereafter may be extended by mutual agreement.

6.   ASSIGNMENT

     DEFENSE SOLUTIONS, LLC shall not assign, pledge or otherwise dispose of any of GIS's rights or delegate any DEFENSE SOLUTIONS, LLC duties under this Agreement without the prior written consent of GIS.

7.   REPORTS

     DEFENSE SOLUTIONS, LLC shall make timely reports via telephone, facsimile messages, electronic mail and face-to-face meetings with GIS's representative(s) regarding information relating to projects undertaken or planned.

8.   ENTIRE AGREEMENT

     This Agreement constitutes the entire Agreement in respect to the subject matter hereof and supersedes all previous agreements, negotiations and commitments in respect thereto and shall not be changed or modified in any manner, except by mutual consent in writing signed by the parties hereto.

9.   MISCELLANEOUS

     (a) This Agreement shall be governed by and construed in accordance with the laws of the District of Columbia. Any disputes arising under this agreement shall be referred to binding arbitration according to the rules and regulations of the AAA in the District of Columbia.

     (b) Any notices to be given pursuant to the provisions of this Agreement shall be in writing and shall be sent by prepaid registered mail to the parties at the addresses set forth in the introductory paragraph hereof.

     (c) DEFENSE SOLUTIONS, LLC is retained by GIS only to the extent set forth in this Agreement, and the relationship of DEFENSE SOLUTIONS, LLC to GIS is that of an independent contractor. Further, no partnership or joint venture exists or is intended to exist between DEFENSE SOLUTIONS, LLC and GIS under this Agreement.

     (d) DEFENSE SOLUTIONS, LLC warrants and represents that there are no contractual or no compete obligations that conflict with DEFENSE SOLUTIONS, LLC's provision of services hereunder. DEFENSE SOLUTIONS, LLC will indemnify GIS against any claims of cost charged against GIS brought by any third party previously affiliated with DEFENSE SOLUTIONS, LLC employees.

     (e) If any one or more provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired; provided, however, that in such case the parties agree to use their best efforts to achieve the purpose of the invalid provision by introducing a new legally valid provision.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date first above written.

DEFENSE SOLUTIONS, LLC              GOVERNMENT INTERNET SYSTEMS, INC.

By:                                 By:
   -----------------------------       --------------------------------
   Timothy D. Ringgold                 Stephen O Rossetti
   Chief Executive Officer             Chairman and Chief Executive Officer


Date:                               Date:
     ---------------------------         -------------------------------

                                  ATTACHMENT A
                                  ------------


I. SPECIFIC SERVICES: This Attachment may be updated by mutual agreement between DEFENSE SOLUTIONS, LLC and GIS.

     DEFENSE SOLUTIONS, LLC shall put forth its best efforts to:

     (a) Assist GIS in achieving compliance, if necessary, with the requirements of National Security Telecommunications and Information Systems Security Policy (NSTISSP No. 11), dated January 2000, Subject: NATIONAL POLICY GOVERNING THE ACQUISITION OF INFORMATION ASSURANCE (IA) AND IA-ENABLED INFORMATION TECHNOLOGY (IT) PRODUCTS which requires all information assurance products used in sensitive Federal Agencies to be evaluated and validated by July 1, 2002 in accordance with:

          o    The  International   Common  Criteria  for  Information  Security
               Technology Evaluation Mutual Recognition Arrangement

          o The National Security Agency(NSA)/National Institute of Standards and Technology (NIST) National Information Assurance Partnership
               (NIAP) Evaluation and Validations Program, or

          o    The  NIST  Federal   Information   Processing   Standard   (FIPS)
               validation program. 1, 2002.

     (b) Assist GIS in securing contracts and orders for its web based emergency response management systems of products and services to US federal, state, and local governments.

     (c) Coordinate meetings between GIS and the departments and agencies of the U.S. Armed Forces and other federal government departments and agencies as appropriate, and other interested parties who could use the GIS web based emergency response management systems line of products and services.

     (d) Identifying the key offices that will facilitate GIS's participation in demonstration programs, tests, and studies that may lead to US federal, state or local government acquisition of GIS's web based emergency response management systems line of products and services.

     (e) Make, or assist in the making of, presentations on the GIS's web based emergency response management systems products and services to officials of U.S. federal, state, and local government agencies as appropriate, and other interested parties, as mutually agreed.

II.  NON-COMPETITION

     DEFENSE SOLUTIONS, LLC shall not during the term of this Agreement promote or assist any other party in promoting a web based emergency response communications framework that competes directly with GIS's line of products and services.

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III. COMPENSATION

     DEFENSE SOLUTIONS, LLC agrees to put forth its best efforts on behalf of GIS and in return, GIS agrees to compensate DEFENSE SOLUTIONS, LLC with equity as agreed in (a) below, with management oversight of GIS, as agreed in (b) below and with a success bonus or bonuses as agreed in (c) below:

     (a)  EQUITY.  Upon  execution of this  agreement,  GIS will cause  Vertical
Computer Systems, Inc. ("Vertical") to issue to DEFENSE SOLUTIONS, LLC 3 year warrants to purchase four million (4,000,000) shares of Vertical Computer System's common stock at an exercise price of $0.075 in lieu of payment of a monthly fixed-price retainer. These warrants will remain the property of DEFENSE SOLUTIONS, LLC and DEFENSE SOLUTIONS, LLC is free to retain or dispose of these warrants, and the underlying stock if exercised, at the sole discretion of DEFENSE SOLUTIONS, LLC.

     (b) MANAGEMENT OVERSIGHT. DEFENSE SOLUTIONS, LLC is entitled to one seat on the Board of Directors for GIS. The occupant of this seat on the Board of Directors is entitled to the same compensation and has full authority to exercise all rights, privileges and responsibilities as any other member of the board. This term for this seat on the Board of Directors shall run concurrent with the term of this contract and any renewals to this contract, as may be in force from time to time

     (c)  SUCCESS   BONUS.   A  commission  of  fifteen  (15%)  percent  of  the
face-amount of all contracts and first year maintenance fees less any third party royalties will be payable immediately upon receipt of payment by GIS from any US Government, non-government or commercial enterprise or organization resulting from a contact initiated by DEFENSE SOLUTIONS, LLC. If that contract leads to a subsequent contract with the same entity within twelve months of the completion date of the original contract, a similar commission is due upon receipt of payment by GIS.

IV.  DELIVERABLES

     1. A Strategic Plan for the marketing of the GIS ResponseFlash web based emergency response management system line of products and services to US federal, state, and local governments. Said strategic plan will include a plan to achieve compliance with NSTISSP no. 11, if applicable.
     2.   Joint briefings and presentations coordinated with GIS.
     3. Meeting notes, transcripts of meetings, comments from potential customers, questions from customers, intent to commit to requirement analysis or purchase of the GIS's line of products and services.
     4. Potential customer recommendations on improvements and changes to the GIS web based emergency response management system line of products and services, product presentations, and/or marketing and sales literature.
     5.   Interim progress reviews.
     6.   Monthly report and invoice.

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V.   MILESTONES

     1. Within one month of the effective date of this Agreement. (reference deliverable #1)
     2. Monthly from inception to completion of the contract (reference deliverable #2)
     3. Monthly from inception to completion of the contract (reference deliverable #3)
     4. Monthly from inception to completion of the contract (reference deliverable #4)
     5. Initially twice per month, then monthly to completion of the contract (reference deliverable #5).
Not later than the 5th of each month (reference deliverable #6).